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Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated January 14, 2003 accompanying the financial statements and schedule of SteelCloud, Inc. appearing in the Annual Report on Form 10-K/A, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in the Registration Statement and to the use of our name as it appears under the caption "Experts."


                             /s/Grant Thornton LLP

Vienna, Virginia
November 20, 2003